Exhibit 99.1
NEWS
FOR IMMEDIATE RELEASE
Clinical Data Announces Management Reorganization and
Plan to Spin Off Vilazodone Business
Vilazodone to Be Spun Into Newly Created Company Precigen Therapeutics
NEWTON, Mass. – May 15, 2006 – Clinical Data, Inc. (NASDAQ: CLDA) announced today a reorganization of its management team. Drew Fromkin, previously executive vice president of Clinical Data and president of its PGxHealth division, has been appointed president and chief executive officer of Clinical Data, while Israel M. Stein, M.D., previously Clinical Data’s president and chief executive officer, has been appointed Clinical Data’s executive vice chairman and interim chief financial officer.
“After 34 years at the helm, I would now like to step back from day-to-day operations and place the mantle of leadership in new hands,” Dr. Stein asserted. “Having had the opportunity to work with Drew, I am confident in recommending him for this position. I look forward to supporting and assisting him from my new role as vice chairman.”
Randal Kirk, chairman of Clinical Data’s board of directors, commented, “The reorganization of Clinical Data’s management ushers in a new era for the company. With Drew’s track record of success and the enthusiasm and leadership abilities he has already evidenced, he is a natural choice to assume leadership of Clinical Data. At the same time, we are grateful for Izzie’s years of service to the organization and are pleased that we will continue to benefit from his presence.”
Dr. Stein has been named interim chief financial officer to replace Mark Shooman, effective May 30. Clinical Data is actively interviewing candidates to assume the position of CFO. The reorganization is not expected to affect the timely completion of the company’s annual report on Form 10K.
Clinical Data also announced today that its board of directors plans to spin off the vilazodone business to its shareholders. This newly created company is intended to operate under the name Precigen Therapeutics, Inc. Precigen will be separately financed to develop and commercialize vilazodone, a novel dual serotonergic antidepressant compound being studied for treatment of depression, along with a potential companion biomarker test that will be developed by the PGxHealth division of Clinical Data. Clinical Data plans to issue the new company’s shares to Clinical Data shareholders in the form of a tax-free stock dividend. The spin-off is not expected to impact the progress or timing of vilazodone’s clinical program.
“Our hope is that the spin-off will create value for both companies’ shareholders,” stated Kirk. “It will allow Precigen to concentrate its financial and operating resources on the vilazodone program, a very promising developmental compound currently in Phase 3 clinical trials. At the same time, it will allow Clinical Data to focus its assets and resources on the operation of its three divisions, which shall remain intact.”

“I am excited about the prospect of leading Clinical Data and the vast opportunities that lie ahead for the company,” said Fromkin. “We expect to continue to operate as a worldwide leader in providing comprehensive molecular and pharmacogenomics services as well as genetic tests and clinical diagnostics to improve patient care and reduce costs for individuals and healthcare systems around the world.”
Recruitment is currently underway to secure Precigen’s management team. “We are gratified at the strength of the candidates with whom we are in a dialog to head up Precigen,” noted Kirk.
Clinical Data will continue to trade under the symbol CLDA and it will continue to be organized under three divisions: PGxHealthTM; CogenicsTM; and Vital DiagnosticsTM.
About Clinical Data, Inc.
Clinical Data, Inc. is a worldwide leader in providing comprehensive molecular and pharmacogenomics services as well as genetic tests to improve patient care. The Company, founded in 1972, is organized under three worldwide divisions segmented by service offerings and varying client constituents: PGxHealthTM; CogenicsTM; and Vital DiagnosticsTM. Clinical Data’s Therapeutic DiagnosticsTM division, PGxHealth, builds upon existing assets and know-how acquired from Genaissance Pharmaceuticals in the areas of genomics-based, genetic tests and therapeutic efficacy and safety biomarker development for drug utilization. PGxHealth plans to develop and introduce novel Therapeutic Diagnostics in some instances in combination with new and existing therapeutics. Clinical Data’s Pharmacogenomics and Molecular ServicesTM division, Cogenics, consolidates the operations of Genaissance Pharmaceuticals, Inc., Lark Technologies, Inc. and Icoria, Inc., each acquired during 2005, and Genome Express SA, acquired in 2006. Cogenics provides a comprehensive range of molecular and pharmacogenomics services to pharmaceutical, biotech, academia, agricultural, and government clients. These services are offered in both research and regulated environments and have applications across the lifecycle of pharmaceutical product development including pharmacovigilance requirements post-launch. Clinical Data’s Vital Diagnostics division consolidates the operations of Clinical Data Sales & Service, Inc., Vital Scientific NV, Vital Diagnostics Pty. Ltd., and Electa Lab s.r.l. This division serves the clinical laboratory in the traditional in-vitro diagnostics market worldwide with a focus on the physician’s office, hospital and small-to-medium sized laboratory segments. With customers in approximately 100 countries, Vital Diagnostics has achieved a leading market share for instruments and reagents sold into moderately complex physicians’ office laboratories within the United States. Clinical Data currently employs a staff of over 430. The Company is headquartered in Newton, Massachusetts with operations in Texas, Connecticut, RTP – North Carolina, Rhode Island, and California as well as internationally in the UK, France, the Netherlands, Italy and Australia. Furthermore, Clinical Data has numerous distribution, licensing, development and other collaborations with key partners.
About Vilazodone
Vilazodone is a novel, dual serotonergic antidepressant. It is both a Selective Serotonin Reuptake Inhibitor (SSRI) and a 5HT1A partial agonist. The compound has been assessed in 15 phase I and five phase II trials involving a total of 369 healthy subjects and 1163 depressed patients. Vilazodone has been found to have an acceptable safety profile for this stage of development. In previous trials with positive controls, vilazodone failed to demonstrate significant efficacy against placebo but demonstrated efficacy comparable to that of the positive control, an approved antidepressant in wide use. The rights to develop and commercialize vilazodone were acquired from Merck KGaA of Darmstadt, Germany, in September 2004.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains certain forward-looking information and statements that are intended to be covered by the safe harbor for forward looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about our ability to successfully integrate the operations, business, technology and intellectual property obtained in our recent acquisitions; our ability to obtain regulatory approval for, and successfully introduce our new products; our ability to expand our long-term business opportunities; our ability to maintain normal terms with our customers and partners; financial projections and estimates and their underlying assumptions; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to, whether Clinical Data will be able to develop or acquire additional products and attract new business and strategic partners; competition from pharmaceutical, biotechnology and diagnostics companies; the strength of our intellectual property rights; the effect on the Company’s operations and results of significant acquisitions or divestitures made by major competitors; the Company’s ability to achieve expected synergies and operating efficiencies in all of its acquisitions, and to successfully integrate its operations; and those risks discussed and identified by Clinical Data in its public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Clinical Data does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Clinical Data’s SEC reports, including but not limited to its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005, and fiscal 2005 and 2006 quarterly reports on Forms 10-QSB and 10-Q.
Internet Website: www.clda.com
For More Information
Investors:
John Quirk
1-646-536-7029
Media:
Janine McCargo
1-646-536-7033
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